SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2003

SOUTHERN FINANCIAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-22836	54-1779978
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 East Main Street Warrenton, Virginia	20186
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 349-3900

Item 5.    Other Events

On July 24, 2003, Southern Financial Bancorp, Inc. (“Southern Financial”) publicly disseminated a press release announcing that it had entered into a definitive Agreement and Plan of Reorganization (“Agreement”) with Essex Bancorp, Inc. (“Essex Bancorp”) and Essex Home Mortgage Servicing Corporation (“LoanCare”). Pursuant to the Agreement, Southern Financial will acquire all of the issued and outstanding shares of Essex Bancorp. In addition, LoanCare, an indirect wholly owned subsidiary of Essex Bancorp, will be spun-off to the shareholders of Essex Bancorp prior to consummation of the merger and Southern Financial will acquire a number of newly-issued shares of LoanCare sufficient to give it a 24.9% interest in LoanCare. In connection with the merger, Southern Financial will issue 896,178 shares of its common stock, subject to adjustment, to the shareholders of Essex Bancorp. Consummation of the merger is subject to a number of customary closing conditions, including the approval of the Agreement by the shareholders of Essex Bancorp and the receipt of requisite regulatory approvals. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits.

Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

99.1	Press Release issued by Southern Financial Bancorp, Inc. dated July 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN FINANCIAL BANCORP, INC.

Dated: July 25, 2003	By	/S/ PATRICIA A. FERRICK
Patricia A. Ferrick Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Southern Financial Bancorp, Inc. dated July 24, 2003.